                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2004 (March 26, 2004)
                                                 -------------------------------

                            ENERGY WEST, INCORPORATED
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             (Exact name of registrant as specified in its charter)

           MONTANA                       0-14183                81-0141785
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

1 First Avenue South, Great Falls, Montana                         59401
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        (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code       (406) 791-7500
                                                  ------------------------------

                                 Not applicable
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          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On March 26, 2004, Energy West, Incorporated (the "Company") issued a press release  announcing  that the Company has filed for a general rate increase with the Montana Public Service Commission for its operations located in Great Falls,
Montana.  The total amount of the rate increase being requested is approximately
$1.1 million,  a 4% increase over existing rates. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  EXHIBITS. The following exhibits are filed herewith:

     99.1 Press Release dated March 26, 2004.

                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

     Date:  March 29, 2004              ENERGY WEST, INCORPORATED

                                        By:  /s/ John C. Allen
                                           -------------------------------------
                                           John C. Allen
                                           Interim President and Chief Executive
                                           Officer